EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated March 13, 2014, with respect to the statement of condition including the related portfolio of Global Water Portfolio 2014-2 (included in Invesco Unit Trusts, Series 1415) as of March 13, 2014, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-193269) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
March 13, 2014